UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CHEROKEE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 27, 2013, Cherokee Inc. (the “Company”) announced that, after considering the report of Institutional Shareholder Services regarding the Company’s proposed 2013 Stock Incentive Plan, the Company’s Board of Directors (the “Board”) has unanimously approved the following policy with respect to future equity incentive grants:

If the Company’s stockholders approve the 2013 Stock Incentive Plan as proposed in the Company’s Proxy Statement for its annual meeting of stockholders to be held on July 16, 2013, the Board will not approve or authorize any equity incentive grants that cause the Company to exceed a gross burn rate of 4.83% through at least fiscal year 2015.

In calculating our compliance with this maximum burn rate commitment, we define “gross burn rate” as the total number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock awards) granted during our fiscal year (although for purposes of this analysis the number of shares subject to performance units, performance shares and performance-based options will be counted in the fiscal year in which they are earned instead of the fiscal year in which they are granted) divided by our weighted average common stock outstanding (basic) for each fiscal year, both as reported in our periodic filings with the Securities and Exchange Commission. Any awards that are settled in cash, awards that are granted pursuant to stockholder approved option exchange programs and awards issued, assumed or substituted in connection with acquisitions will be excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares, and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as 2.5 shares.

Stockholders and other investors are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to all proposals, including the proposal to approve the 2013 Stock Incentive Plan.

The annual meeting of stockholders for the Company is scheduled to take place on July 16, 2013. If you have already voted and wish to change your vote on Proposal No. 4, you may revoke your proxy and vote your shares at the annual meeting even if you have previously completed and returned your proxy card. You may revoke your proxy in person at the annual meeting, by written notice to the Company’s corporate secretary or by delivery of a later-dated proxy at any time before it is voted. Stockholders and other investors are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to all Proposals, including Proposal No. 4.